Exhibit 99.1

Universal Compression Holdings, Inc.
4444 Brittmoore Road
Houston, Texas 77041
NYSE: UCO

Contact:

David Oatman

Vice President, Investor Relations

713-335-7460

FOR IMMEDIATE RELEASE

Universal Compression Holdings, Inc. Provides

Third Quarter Guidance and Operations Update

Houston, October 9, 2006 — Universal Compression Holdings, Inc. (NYSE: UCO) announced today that it expects to report earnings per diluted share for the three months ended September 30, 2006 within its previously issued guidance of $0.73 to $0.77, including approximately $0.06 per diluted share of non-recurring benefits related to employee benefit programs. Without these benefits, expected earnings per diluted share would be $0.67 to $0.71.

In Universal’s domestic contract compression segment for the quarter, revenue is now expected to be $101 million to $102 million versus the previous guidance of $102 million to $103 million and gross margins are expected to be approximately 64% (before effect of the non-recurring benefits) versus the previous guidance of approximately 65%. Fabrication revenue is now expected to be in the range of $55 million to $58 million versus the previous guidance of $60 million to $65 million. Further, selling, general and administrative expenses are expected to be modestly higher for the quarter. Guidance for both the international contract compression segment and the aftermarket services segment is not being revised at this time.

“Due to the high activity levels in our fabrication facilities during the quarter, we experienced some unexpected delays in the production of new units for third-party sales and for our contract compression fleet, delaying revenue recognition in both the contract compression and fabrication segments. We also incurred higher-than-expected expenses related to our new enterprise resource planning system, which is being implemented to support our growth and strategic initiatives.” said Stephen A. Snider, Universal’s Chairman, President and Chief Executive Officer. “At September 30, 2006, the horsepower utilization of our domestic, international and total contract compression fleet was approximately 89%, 91% and 90%, respectively, and our fabrication backlog was $268 million. The outlook for domestic and international markets continues to be positive as reflected by a strong level of customer inquiries and orders for compression services and products well into 2007 and beyond. We plan to address our fourth quarter outlook at the time of our third quarter earnings release and conference call in early November.”

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Forward-Looking Statements

Statements about Universal’s outlook and all other statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking information includes, but is not limited to, statements regarding: expected revenues, earnings per diluted share and gross margins for the third quarter of 2006; the expectation regarding modestly higher selling, general and administrative expenses for the third quarter of 2006; the positive outlook for domestic and international markets; and the expected schedule to release results for the third quarter of 2006. The estimates of revenues, earnings per diluted share and gross margins for the third quarter of 2006 contained in this release are preliminary and remain subject to management completing its customary quarter-end closing procedures and completion of a review by Universal’s independent accounting firm.

These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Universal’s control, which could cause actual results to differ materially from such statements. While Universal believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are the conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for natural gas and the impact on the price of natural gas; employment workforce factors, including our ability to hire, train and retain key employees; our ability to timely and cost-effectively obtain components necessary to conduct our business; changes in political or economic conditions in key operating markets, including international markets; our ability to timely and cost-effectively implement our enterprise resource planning system; and changes in safety and environmental regulations pertaining to the production and transportation of natural gas.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Universal’s Transition Report on Form 10-K for the nine months ended December 31, 2005 and those set forth from time to time in Universal’s filings with the Securities and Exchange Commission, which are available through our website www.universalcompression.com. Universal expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise, and cautions you not to rely unduly on them.

Universal, headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry.

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